                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement               [_]  Confidential, for Use of the
                                                    Commission Only (as
                                                    Permitted by Rule 14a-6(e)
                                                    (2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                             Netsolve, Incorporated
  --------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


  --------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                     [LOGO]

                             NETSOLVE, INCORPORATED
                            12331 Riata Trace Parkway
                               Austin, Texas 78727
                                 (512) 340-3000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         On behalf of your board of directors and management, you are invited to attend the 2002 annual meeting of stockholders of NetSolve, Incorporated. Our meeting will be held at the Company's new offices which will be located at 9500 Amberglen Boulevard, Austin, Texas on Wednesday, July 17, 2002, beginning at 11:00 a.m., local time. At the meeting, stockholders will be asked to consider the following matters, which are described in the accompanying proxy statement:

         [X] To elect six directors to serve until the next annual meeting of stockholders; and

         [X] To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         You are entitled to vote at this meeting if you were a stockholder of record at the close of business on May 20, 2002. The list of stockholders entitled to vote will be available for inspection by any stockholder during the ten days prior to July 17, 2002, at our new offices which will be located at 9500 Amberglen Boulevard, Austin, Texas 78729.

         Your vote is important to us. Whether or not you plan to attend the meeting, please complete, date, sign and mail the enclosed proxy card promptly in the return envelope provided.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Kenneth C. Kieley,
                                              Vice President-Finance, Chief
                                              Financial Officer and Secretary

Austin, Texas
June 10, 2002

PROXY STATEMENT
--------------------------------------------------------------------------------

         This proxy statement is being provided to you by the board of directors, or Board, of NetSolve, Incorporated in connection with the solicitation of proxies for use at our 2002 annual meeting of stockholders to be held on Wednesday, July 17, 2002, and any adjournment thereof. We are mailing this proxy statement and the accompanying proxy card to stockholders beginning June 10, 2002.

         Proposal to be Voted on and Voting Recommendation. The proposal
         -------------------------------------------------
scheduled to be voted on at the meeting is the election of directors. Our Board recommends that you vote your shares "FOR" each of the nominees to the Board.

         Stockholders Entitled to Vote. Stockholders of record at the close of
         -----------------------------
business on May 20, 2002, or record date, for the meeting, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, we had 12,025,863 shares of common stock outstanding. You are entitled to one vote for each share owned on the record date upon all matters to be considered at the meeting.

         Voting Your Shares. If the accompanying proxy card is properly signed
         ------------------
and returned to us, it will be voted as you direct. Unless you provide specific voting instructions to the contrary, the persons designated as proxy holders in the proxy card will vote your shares in accordance with the recommendations of the Board. You may revoke your proxy at any time before it is voted at the meeting by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of NetSolve at our new principal executive office, 9500 Amberglen Boulevard, Austin, Texas 78729, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

         Solicitation of Proxies. The enclosed proxy is solicited by and on
         -----------------------
behalf of the Board. NetSolve will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of common stock beneficially owned by others to forward to such beneficial owners.

         Quorum and Votes Required for Approval. The presence at the meeting, in
         --------------------------------------
person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum entitled to conduct business at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a matter. Directors are elected by plurality vote of the votes cast at the meeting and the six nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 30, 2002, by each of our directors, each of the named executive officers not listed as a director, the directors and executive officers as a group and each person known to us to own beneficially more than five percent (5%) of the outstanding shares of the common stock. At the close of business on April 30, 2002, there were 12,133,962 shares of our stock outstanding.

  Directors, Named Executive Officers and    Amount of Common Stock     Options Included
   all directors and executive officers     and Nature of Beneficial   within Common Stock     Percent of Common
                as a group                         Ownership                  Owned               Stock Owned
--------------------------------------------------------------------------------------------------------------------
Craig S. Tysdal                                     856,800                 675,000                    6.7%
John S. McCarthy(1)                                 451,260                  22,500                    3.7%
Robert C. Pojman                                    232,900                 232,900                    1.9%
Howard D. Wolfe, Jr.                                160,269                  22,500                    1.3%
Jerry W. Davis                                      151,525                 150,000                    1.2%
Robert W. Kujawski                                  125,000                 125,000                    1.0%
J. Michael Gullard(2)                               107,542                  22,500                     * %
Honore LaBourdette                                   50,000                  50,000                     * %
Suzanne C. Narducci                                  23,500                  22,500                     * %
G. Joseph Lueckenhoff                                19,400                  18,750                     * %
Directors and Executive Officers as a
Group (11 persons)                                2,479,596               1,584,550                   18.1%

* Percentage of shares beneficially owned less than 1%

                                              Amount of Common Stock and                               Percent of
              Name and Address                   Nature of Beneficial          Options Included       Common Stock
          of Other 5% Stockholders                     Ownership           within Common Stock Owned     Owned
--------------------------------------------------------------------------------------------------------------------
New Enterprise Associates IV,                           2,963,308                     --                 24.4%
Limited Partnership(3)
1119 St. Paul Street
Baltimore, MD 21202
                                                          817,676                     --                  6.7%
Commonwealth of Pennsylvania, Public School
Employees Retirement System
5 North 5th Street
Harrisburg, PA 17101
                                                          690,100                     --                  5.7%
Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
South Monica, CA 90401

(1) Of the 451,260 shares beneficially owned by Mr. McCarthy, 374,995 are held by Gateway Venture Partners III, L.P., a partnership of which Mr. McCarthy is a general partner and is thereby deemed to be the beneficial owner of the shares held in its portfolio. Mr. McCarthy disclaims beneficial ownership of the shares held by the partnership, except with respect to any proportional pecuniary interest therein. Another 11,000 shares are held by the Gateway Associates Profit Sharing Plan f/b/o John McCarthy U/A 12/31/91 in an account for the benefit of Mr. McCarthy and over which he has sole investment control.

(2) Of the 107,542 shares beneficially owned by Mr. Gullard, 81,969 represent shares held by the Gullard Family Trust of which he is trustee having both a pecuniary interest and investment control, 2,073 shares held by the Cornerstone Management Profit Sharing Plan f/b/o J. Michael Gullard in an account for the benefit of Mr. Gullard and over which he has sole investment control, and 500 shares held by each of Mr. Gullard's two children who reside with him. Mr. Gullard is presumed to be the beneficial owner of the shares held by members of his immediate family sharing his household; however, he expressly disclaims beneficial ownership with respect to the shares held by his children.

(3) Of the 2,963,308 shares reported as beneficially owned by New Enterprise Associates IV, Limited Partnership ("NEA IV"), 2,523,109 shares are held by NEA IV as the record owner and 440,199 shares are held by Spectra Enterprise Associates, Limited Partnership ("Spectra" and together with NEA IV, the "Funds") as the record owner. NEA Partners IV, Limited Partnership ("NEA IV GP") is the sole general partner of NEA IV, and NEA Spectra Partners, Limited Partnership ("Spectra GP" and together with NEA IV GP, the "GP Partnerships") is a general partner of Spectra. By virtue of their relationship as affiliated limited partnerships, certain of whose general partners share some of the same individual general partners, each Fund and each GP Partnership may be deemed to share the power to direct the disposition and vote of the shares held of record by both NEA IV and Spectra, for an aggregate of 2,963,308. Cornelius C. Bond, Jr., C. Richard Kramlich and Charles W. Newhall III, as individual general partners of each GP Partnership, may be deemed to beneficially own all of the 2,963,308 shares. Nancy L. Dorman and Thomas C. McConnell, as individual general partners of NEA IV GP, may be deemed to beneficially own the 2,523,109 shares held by NEA IV. Each of these persons disclaims beneficial ownership of such shares except for the shares, if any, such individual holds of record. In addition to the shares reported here, Mr. Bond has the sole power to vote 19,307 shares, Mr. Kramlich has the sole power to vote 22,672 shares, Mr. Newhall has the sole power to vote 12,737 shares and Ms. Dorman and Mr. McConnell each have sole power to vote 1,698 shares.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except pursuant to applicable community property laws or as indicated in the footnotes as set forth above, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership and changes in their ownership of our common stock with the Securities and Exchange Commission.

         Based solely on our review of the copies of these reports and written representations from certain reporting persons, we believe that during the 2002 fiscal year all of our executive officers, directors and ten percent (10%) stockholders complied with all applicable Section 16(a) filing requirements on a timely basis.

THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         Board Meetings and Attendance. During the 2002 fiscal year, the board of directors held four regular meetings and five special meetings. Mr. Lueckenhoff attended 62% of the total number of meetings of the Board and compensation committee meetings during the 2002 fiscal year. All other directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

         Committees. The Board has two standing committees, an audit committee and a compensation committee. The Company does not have a nominating committee. The following independent directors were members of the respective committees during the past fiscal year:

                Audit Committee                     Compensation Committee
                ---------------                     ----------------------

          John S. McCarthy (Chairman)           Suzanne C. Narducci (Chairman)

              J. Michael Gullard                      J. Michael Gullard

             Howard D. Wolfe, Jr.                    G. Joseph Lueckenhoff

         The Audit Committee. The audit committee assists the Board in fulfilling its oversight responsibilities applicable to the Company's auditing, accounting and financial reporting processes and the Company's system of internal control. See the Audit Committee Report later in this proxy statement for more information about the role and responsibilities of the audit committee. The audit committee is governed by a written charter previously adopted by the Board. A copy of the charter was attached as an appendix to the Company's proxy statement for the fiscal year ended March 31, 2001. The audit committee met four times during the 2002 fiscal year.

         The Compensation Committee. The compensation committee recommends to the Board all aspects of compensation and benefits for executive officers, reviews our general policies relating to the compensation and benefits of all employees and administers our incentive compensation and stock option plans. See the Compensation Committee Report later in this proxy statement. The compensation committee met four times during the 2002 fiscal year.

         No compensation committee member is currently or has been an officer or employee of NetSolve. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any of whose officers have served on our Board of Directors.

         Director Compensation. Directors are entitled to receive cash compensation in an amount equal to $2,000 for each Board meeting attended in person and $500 for each Board meeting attended by teleconference. Additionally, directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board. Directors are eligible to participate in our Long-Term Incentive Compensation Plan. It is currently the intent of the Company to grant each outside director a stock option covering 3,750 shares of our stock on an annual basis.

         Loan to Robert W. Kujawski. Effective as of July 31, 2000, the Board approved a loan to Mr. Robert W. Kujawski, our Vice President - Operations. The loan, in the aggregate principal amount of $100,000.00, was granted to Mr. Kujawski under the terms of a promissory note issued August 4, 2000, pursuant to which Mr. Kujawski promised to pay the principal sum, together with interest at a rate of 8% per annum, no later than August 3, 2002. On August 10, 2001, Mr. Kujawski and the Company entered into an Extension and Modification of Promissory Note which reduced the interest on the loan to 4.65% and extended the term of the loan to August 3, 2004. Mr. Kujawski's obligations on the loan are secured by a security interest in all stock options granted to Mr. Kujawski by the Company at any time prior to the satisfaction of the loan and all shares of NetSolve common stock issued upon the exercise of any such options.

PROPOSAL BEFORE THE MEETING
--------------------------------------------------------------------------------

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS
                              ---------------------

         All of the following nominees have served as directors since the last annual meeting of stockholders and have agreed to serve again, if elected. Management has no reason to believe that any of the persons nominated will be unable or unwilling to serve; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board.

         The names and ages of the nominees and information regarding their business experience for at least the past five years is provided below.

         J. Michael Gullard, age 57, is our chairman of the Board and has been one of our directors since October 1992. He is a general partner of Cornerstone Management, a venture capital and consulting firm that provides strategic focus and direction for technology companies. Mr. Gullard is also the chairman of the board of MERANT PLC, a developer of enterprise application development system software, and a director of JDA Software Group, Inc., a developer of software for the retail industry.

         G. Joseph Lueckenhoff, age 45, has been a member of our board of directors since July 2000. He became the chief operating officer of Celox Networks in November 2000. Prior to that, he served as the vice president at Dell Computer Corporation responsible for customer service and post-sale support since September 1999. Before joining Dell, Mr. Lueckenhoff was the product management vice president for AT&T in the Data Networking Division of Business Services. He also serves on the board of directors of Celox Networks, a private company.

         John S. McCarthy, age 53, has been a member of our board of directors since August 1991. He has been the Managing General Partner of Gateway Associates, L.P., a venture capital firm, since its inception in 1984. He is also a director of several private companies including Abiliti Solutions, Inc., Asynchrony Solutions, Inc., and MetaMatrix, Inc.

         Suzanne C. Narducci, age 60, has been a member of our board of directors since April 1999. She was vice president for Service Provider Global Solutions at Cisco Systems from February 1999 to her recent retirement in April 2001. From July 1995 to February 1999, she held various positions at Cisco Systems, in which she was responsible for sales and support to service providers within the continental United States. Before joining Cisco, Ms. Narducci served as vice president of sales and marketing at Eastern Telelogic, an access provider serving New Jersey, Pennsylvania and Delaware from January 1993 to July 1995.

         Craig S. Tysdal, age 55, became our president and chief executive officer and a member of our board of directors in September 1993. From May 1990 to March 1993, Mr. Tysdal was employed as senior vice president - worldwide sales at Network Equipment Technologies, Inc., a worldwide supplier of WAN equipment. He was also employed at Network Equipment Technologies, Inc. as its vice president - product marketing from July 1989 to April 1990 and as its vice president - sales from October 1986 to June 1989.

         Howard D. Wolfe, Jr., age 61, has been a member of our board of directors since October 1988. He has been the managing general partner of New Venture Partners, L.P., New Venture Partners II, L.P., New Venture Partners III., L.P. and New Venture Partners IV, L.P. all of which are venture capital firms, since the inception of each firm. The initial firm, New Venture Partners, L.P., was established in 1981.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH
                         DIRECTOR NOMINEE NAMED ABOVE.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         The following table sets forth the total compensation earned during the three most recent fiscal years by our chief executive officer and four other executive officers whose bonus and salary exceeded $100,000. We refer to these individuals collectively as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                            Long-Term
                                                                                          Compensation
                                                     Annual Compensation                     Awards
                                    ---------------------------------------------------------------------
                                                                                           Securities
 Name and Principal                                                   Other Annual        Underlying (#)       All Other
     Position                Year    Salary ($)        Bonus ($)    Compensation ($)(1)     Options (#)     Compensation ($)
----------------------------------------------------------------------------------------------------------------------------
                             2002     275,000            --               --                25,000              --
Craig S. Tysdal,
President and Chief          2001     234,375           949(2)            --               100,000              --
Executive Officer
                             2000     200,000         2,817(2)            --                    --              --
                           -------------------------------------------------------------------------------------------------
                             2002     210,000        27,000(3)            --                12,900              --
Robert C. Pojman,
Vice President - Business    2001     191,042         1,020(2)            --                40,000              --
Development
                             2000     175,000        10,650(2)(3)         --                20,000              --
                           -------------------------------------------------------------------------------------------------
                             2002     193,354        25,000(3)            --                25,000              --
Robert W. Kujawski,
Vice President - Operations
                             2001     147,006            --               --                75,000          54,504(4)
                           -------------------------------------------------------------------------------------------------
Honore LaBourdette,          2002     213,724(5)         --               --                50,000          38,982(4)
Vice President - Sales
                           -------------------------------------------------------------------------------------------------
Jerry W. Davis,              2002     185,000        20,000(3)            --                25,000              --
Vice President -
Development
                             2001     152,500         1,101(2)            --                90,000              --

                             2000     122,840         2,817(2)            --                10,000              --
                           -------------------------------------------------------------------------------------------------

(1) Other Annual Compensation does not include perquisites and other personal benefits if the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10% of individual combined salary and bonus for the named executive officer in each year.
(2) Represents quarterly bonuses paid by the Company pursuant to its Bonus Plan.
(3) Represents discretionary bonuses paid by the Company to employees of the Company, including executive officers as appropriate, for the completion of specific business transactions during the 2002 fiscal year. Non-officers who were members of the teams involved in such transactions also received bonuses.
(4) Consists of relocation reimbursement expenses.
(5) Consists of (i) $176,539 of annual salary and (ii) $37,185 of commission payments.

         Long Term Compensation Awards. Amounts reported as Long-Term Compensation in the Summary Compensation Table are attributable to the named officer's participation in our Long-Term Incentive Compensation Plan, or LTIP, and 1988 Stock Option Plan. The LTIP is a comprehensive stock-based incentive compensation plan providing for discretionary grants of common stock-based awards, including incentive stock options and nonqualified stock options.

         401(k) Retirement Plan. In 1988, we established a 401(k) defined contribution retirement plan, or Retirement Plan, covering all employees who are at least 21 years of age and meet certain service requirements. In 1997, the Retirement Plan was amended to eliminate any service eligibility requirement so that employees who otherwise met the eligibility criteria could commence participation upon being hired by us. The Retirement Plan provides for voluntary, pre-tax employee contributions in amounts determined by the employees, subject to a maximum limit allowed by Internal Revenue Service guidelines. For the 2002 calendar year, this limit is $11,000. We may contribute certain amounts to the accounts of Retirement Plan participants as determined in the discretion of the board of directors. To date, the Company has not made any contribution to the Retirement Plan, and the Company does not anticipate making any contribution to the Retirement Plan in the foreseeable future. We may amend or terminate the Retirement Plan at any time.

         Annual Performance Incentive Plan. Effective January 1, 2001, we adopted an annual performance incentive plan pursuant to which selected employees are eligible to receive annual cash incentive rewards based upon, and subject to, the achievement of specific performance goals and objectives established annually by us. No awards were made under this plan during the 2002 fiscal year. We may amend or terminate the incentive plan at any time.

         Bonus Plan. In July 1998, we adopted a bonus plan pursuant to which all employees are eligible to receive cash bonuses on an annual or quarterly basis beginning with the quarter ended September 30, 1998 if, during such period, we meet certain financial performance objectives established from time to time by us. No awards were made under this plan during the 2002 fiscal year. We may amend or terminate the bonus plan at any time.

         Option Grants. The following table provides certain summary information concerning the shares of common stock represented by stock options granted to each of the Named Executive Officers during our 2002 fiscal year.

                                      Option Grants in Last Fiscal Year
                                             Individual Grants
                          ----------------------------------------------------------
                           Number of      Percentage of                                Potential realizable value
                           Securities     Total Options                                at assumed annual rates of
                           Underlying      Granted to                                 stock price appreciation for
                             Option       Employees in    Exercise Price  Expiration           option term
                          Granted (#)      Fiscal Year      (per share)      Date          5%             10%
------------------------------------------------------------------------------------------------------------------
Craig S. Tysdal              25,000           3.4%            $11.79      10/17/2011    $185,368       $469,743
Robert C. Pojman             12,900           1.8%            $11.79      10/17/2011    $ 95,650       $242,387
Robert W. Kujawski           25,000           3.4%            $ 7.92       4/18/2011    $124,522       $315,553
Honore LaBourdette           50,000           6.9%            $ 6.36       5/14/2011    $199,990       $506,797
Jerry W. Davis               25,000           3.4%            $11.79      10/17/2011    $185,368       $469,743

         All options were granted at their fair market value on the date of grant and may be exercised at any time during the term of the option. The ownership of the underlying common stock vests over a four-year period with one-fourth of the total amount vesting one year from the date of grant and one-sixteenth of the total amount vesting in each calendar quarter thereafter. The unvested portion of any previously exercised option may be repurchased by the Company upon the termination of an executive's employment.

         Under the terms of our LTIP, the board of directors retains discretion, subject to certain limitations provided for in the LTIP, to modify the terms of outstanding options. All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The exercise price for all options may be paid in cash or shares of our common stock or a combination of cash and shares.

                       Fiscal 2002 Year-End Option Values

                                                         Number of Securities
                                                        Underlying Unexercised            Value of Unexercised
                                                                Options                       In-the-Money
                                                         at March 29, 2002 (#)          Options at March 29, 2002
                                                         ---------------------          -------------------------
                            Shares
                          Acquired on     Value
          Name            Exercise (#)  Realized ($)  Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------
Craig S. Tysdal               --           --           556,250         118,750       $ 2,693,281      $ 149,219
Robert C. Pojman              --           --           177,500          55,400       $   680,813      $  58,188
Robert W. Kujawski            --           --            26,562          73,438       $    15,820      $  34,805
Honore LaBourdette            --           --                --          50,000                --      $  77,000
Jerry W. Davis                --           --            62,812          87,188       $   100,532      $  60,969

         Under our plan, the options granted are exercisable at any time, but the unvested portion of the ownership of the underlying common stock is subject to our repurchase right for a certain period of time upon termination of employment. For purposes of this table, those options still subject to repurchase rights are identified as unexercisable.

         The potential realizable values and the values of unexercised in-the-money options in the tables have been calculated by determining the difference between the fair market value of the common stock as of March 29, 2002, of $7.90 per share, and the per share exercise prices of the options.

COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

         The compensation committee of the Board reviews and establishes the executive officer compensation and administers the incentive compensation and stock option plans for all employees. The compensation committee consists entirely of directors who are not employees of the Company. The compensation committee directed the preparation of this report and approved it for submission to the stockholders in this proxy statement.

         Compensation Philosophy. The compensation committee believes that executive compensation should be based upon the performance of the Company and its officers generally and should be in line with the Company's business objectives. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the success of the Company and to motivate those individuals to achieve both long-term and short-term objectives. In keeping with this philosophy, the compensation committee has approved an overall compensation program comprised of base salary, bonus, annual incentive award opportunities and stock option awards. This overall philosophy is designed to achieve an appropriate and competitive balance between salary and performance-based incentives. In establishing compensation packages, the compensation committee considers the salaries and bonus programs paid by competitors in its industry, as well as general economic conditions.

         Base Salary. Each executive officer's base salary is reviewed on an annual basis and reflects individual and corporate performance, as well as level of responsibility.

         Bonus. In July 1998, the Company adopted a bonus plan pursuant to which all employees, including the executive officers, are eligible to receive cash bonuses on an annual or quarterly basis if, during such period, the Company meets certain financial performance objectives which we establish from time to time. No awards were made under this plan during the 2002 fiscal year.

         Annual Performance Incentive Plan. Effective January 1, 2001, we adopted an annual performance incentive plan pursuant to which selected employees are eligible to receive annual cash incentive rewards based upon, and subject to, the achievement of specific performance goals and objectives established annually by us. No awards were made under this plan during the 2002 fiscal year.

         Long-Term Incentives. Under the Company's LTIP, employees, including executive officers, are eligible to receive a variety of discretionary awards, including incentive stock options, nonqualified stock options and other stock-based awards. To date, all LTIP awards have been in the form of stock option grants. Through option grants and other stock awards, executives receive significant equity incentives and are encouraged to build stockholder value. It is anticipated that performance-based incentive awards will continue to comprise a significant portion of executives' total compensation.

         In granting stock options to executive officers and all employees under the Company's LTIP, the timing of the grants and the size and allocation of the overall option pools are determined by the compensation committee upon consideration of market conditions, as well as individual and company performance and the current equity position of the employee. During the 2002 fiscal year, options were granted to six of our officers, Messrs. Tysdal, Pojman, Kieley, Davis, Kujawski and Ms. LaBourdette, covering an aggregate of 25,000, 12,900, 12,900, 25,000, 25,000 and 50,000 each, respectively. No other executive officer of the Company was granted a stock option during the 2002 fiscal year.

         Certain Tax Considerations. Section 162(m) of the Internal Revenue Code, or Code, limits the deductibility of compensation which a publicly traded corporation provides to its most highly compensated officers. Compensation above $1 million may be deducted if it is "qualified performance-based compensation", as defined in the Code. As a general policy, the Company does not intend to provide compensation which is not deductible for federal income tax purposes.

         Compensation of Chief Executive Officer. The compensation committee established an annual salary of $275,000 for Mr. Tysdal, as President and Chief Executive Officer, in October 2000 and reapproved this amount as his annual salary in October 2001. Mr. Tysdal's salary is comparable to what the compensation committee believes is the average salary of the chief executive officers of recognized competitors within the Company's industry and is based on factors that are consistent with the compensation committee's compensation philosophy as described above. The discretionary bonuses paid to other named executive officers during the 2002 fiscal year were based on their performance relating to specific business transactions or initiatives. For the purpose of the discretionary bonus considerations, Mr. Tysdal elected not to be included in the groups receiving such bonuses.

                                              COMPENSATION COMMITTEE

                                              Suzanne C. Narducci, Chairman
                                              J. Michael Gullard
                                              G. Joseph Lueckenhoff

AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

         The audit committee assists the Board in providing oversight of the Company's auditing, accounting and financial reporting process, and the Company's system of internal controls. The Board has approved a written charter governing the committee's role and responsibilities. A copy of the charter was attached as an appendix to the Company's proxy statement for the fiscal year ended March 31, 2001. The audit committee consists solely of independent directors in accordance with the applicable independence standards of the National Association of Securities Dealers. The committee has directed the preparation of this report and has approved its content and submission to the stockholders in this proxy statement.

         The committee has received the written disclosures and letter from Ernst & Young LLP, the Company's independent auditors, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with Ernst & Young LLP its independence. In this regard, the committee concluded that the provision of non-audit services by Ernst & Young LLP for the 2002 fiscal year was compatible with maintaining the independence of the firm.

         The committee has reviewed and discussed with Company management and Ernst & Young LLP, the interim unaudited financial statements and the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2002. The committee also discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) concerning the quality of the Company's accounting principles as applied in its financial statements.

         Based on its review and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission. Additionally, as hereafter noted in this proxy statement, the committee recommended to the Board that Ernst & Young LLP be selected to act as independent auditors for 2003.

                                                      AUDIT COMMITTEE

                                                      John S. McCarthy, Chairman
                                                      J. Michael Gullard
                                                      Howard D. Wolfe, Jr.

STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         The following line graph compares the total stockholder return (stock price growth) of the common stock from September 29, 1999 through March 31, 2002, with the total stockholder return for the same period of a peer group index. The graph assumes an investment of $100 in the common stock and each index on September 29, 1999. The Company notes that the Company's initial public offering occurred on September 29, 1999 and that the closing price of $19.00 on such date was used as the beginning price for the Company's stock price on the performance graph.

                               [Performance Graph]

         The stockholder returns shown are neither determinative nor indicative of future performance.

                                          September 29, 1999      March 28, 2002
                                          ------------------      --------------

NetSolve, Incorporated                         $100.00               $44.51

Nasdaq Computers and Data
Processing Index                               $100.00               $55.95

Nasdaq US Composite Index                      $100.00               $65.44

OTHER BUSINESS
--------------------------------------------------------------------------------

         Other than as stated herein, the board of directors does not intend to bring any business before the annual meeting and it has not been informed of any matters that may be presented to the annual meeting by others. However, if any other matters properly come before the annual meeting, it is the intent of the board of directors that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

         Auditors. The Board has selected Ernst & Young LLP, Independent
         --------
Auditors, as independent auditors for the Company for the fiscal year ending March 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         During the fiscal year ended March 31, 2002, fees billed to the Company by Ernst & Young LLP were as follows:

              Audit Fees. Fees and expenses billed for professional services rendered in connection with the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Forms 10-Q totaled $69,500.

              Financial Information System Design and Implementation Fees. No fees were billed by Ernst & Young LLP for financial information system design and implementation services during the 2002 fiscal year.

              All Other Fees. Ernst & Young LLP's fees and expenses for all other professional services, none of which were audit related, rendered to the Company during the 2002 fiscal year totaled $71,490.

         Voting Upon Matters Unknown to Company at the Time the 2003 Proxy
         -----------------------------------------------------------------
Statement is Mailed. The rules of the Securities and Exchange Commission allow
-------------------
the Company to use discretionary voting authority to vote on any matter coming before the 2003 annual meeting of stockholders that is not included in the proxy statement for that meeting if the Company did not have notice of the matter by April 15, 2003.

         Stockholder Proposals for 2003 Annual Meeting of Stockholders. If you
         -------------------------------------------------------------
wish to present a proposal for consideration at the Company's 2003 annual meeting of stockholders and to be included in the Company's proxy statement and form of proxy for such annual meeting, you may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, your proposal must be received by the Company's Corporate Secretary no later than February 10, 2003.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Kenneth C. Kieley,
                                              Vice President-Finance, Chief
                                              Financial Officer and Secretary
Austin, Texas
June 10, 2002

                                                                           PROXY

                             NETSOLVE, INCORPORATED

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Kenneth C. Kieley and L. Scott Austin, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting to be held on July 17, 2002 or any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

                           (Continued on reverse side)

                Please Detach and Mail in the Envelope Provided

A   [X]  Please mark your
         votes as in this
         example.

           FOR all nominees            WITHHOLD
         listed to the right         AUTHORITY to
        (except as marked to    vote for all nominees
            the contrary)          listed at right
1.  ELECTION    [_]                      [_]           Nominees:  J. Michael Gullard      2. IN THE DISCRETION OF THE PROXIES ON ANY
    OF                                                            G. Joseph Lueckenhoff      OTHER MATTER THAT MAY PROPERLY COME
    DIRECTORS:                                                    John S. McCarthy           BEFORE THE MEETING.
(INSTRUCTION: To withhold authority to vote for                   Suzanne C. Narducci
any individual nominee, write that nominee's name                 Craig S. Tysdal         The undersigned acknowledges receipt of
on the line below.)                                               Howard D. Wolfe, Jr.    the Notice of Annual Meeting of
                                                                                          Stockholders and Proxy Statement dated
                                                                                          June 10, 2002.
_________________________________________________
                                                                                          PLEASE DATE, SIGN AND MAIL THIS PROXY
                                                                                          CARD IN THE ENCLOSED ENVELOPE. NO
                                                                                          POSTAGE IS REQUIRED IF MAILED IN THE
                                                                                          UNITED STATES.


_____________________________________________________      ________________________________________________    Dated: _______, 2002
              Signature of Stockholder                                  Signature of Stockholder

Note: Please date this proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.